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                                                                    EXHIBIT 23.1


We consent to the incorporation by reference in the registration statements of American General Hospitality Corporation in Form S-8 (File No. 333-08845) and on Form S-8 (File No. 333-08841) of our report dated February 21, 1997 except for
Note 8, as to which the date is March 17, 1997, on our audit of the combined financial statements and financial statement schedule of the AKL Acquisition Hotels as of December 31, 1995, which report is included in this Form 8-K.

Coopers & Lybrand L.L.P.

Dallas, Texas
March 28, 1997